Exhibit 99.1

Beach First National Bancshares, Inc.
News Release
Contact:      Walt Standish, President and Chief Executive Officer (843.916.7813)
                      Dick Burch, Senior Vice President and Chief Financial Officer (843.916.7806)

FOR IMMEDIATE RELEASE

Second Quarter Earnings Grow 100% at Beach First
                                                                                      Total Assets Cross $300 Million Mark

Myrtle Beach, SC, July 19, 2005 – Beach First National Bancshares, Inc. (Nasdaq: BFNB) reported today that its second quarter 2005 earnings increased a record 100.6% over figures reported for the same period a year ago.

Net income for the quarter ended June 30, 2005 increased 100.6%, totaling $663,251, or $0.29 per diluted share, when compared to the $330,581, or $0.16 per diluted share, reported for the quarter ended June 30, 2004. Total assets grew to $317 million, which represents an increase of 60.9% from the same period a year ago. Total deposits grew to $249 million, an increase of 56.0% from the same period a year ago. Total loans grew to $250 million, a 60.8% increase over the same period last year.

Net income for the six months ended June 30, 2005 increased 79.4%, totaling $1,145,101, or $0.52 per diluted share, when compared to the $638,232, or $0.31 per diluted share, reported for the six months ended June 30, 2004.

Return on average shareholders’ equity was 11.52% for the six months ended June 30, 2005 (annualized), compared to 8.29% for the same period in 2004. The net interest margin improved to 4.51% at June 30, 2005 compared to 4.37% at June 30, 2004. Book value per share stood at $11.92 per share at June 30, 2005, compared to $7.55 per share at June 30, 2004.

Walt Standish, president and chief executive officer, said, “Our record performance in the second quarter and first six months of the year is attributed to several factors, including our maturing branch network, exceptional loan growth, and a robust economy in the markets we serve. During the second quarter, we completed a public offering of our common stock with net proceeds to be used for general corporate purposes, including support of asset growth within Beach First. In addition, we will break ground soon for our new headquarters at the southwest corner of Grissom Parkway and 38th Avenue North in Myrtle Beach.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, a $317 million financial institution headquartered in Myrtle Beach, South Carolina. Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades on the Nasdaq National Market under the symbol BFNB and the website is beachfirst.com.

(M O R E)

Second Quarter Earnings Grow 100% at Beach First	P. 2

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiary
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	June 30,		December 31,
	2005	2004	2004
	(unaudited)	(unaudited)	(audited)

ASSETS
Cash and due from banks	$5,554,721	$4,166,123	$4,824,176
Federal funds sold and short term investments	9,951,047	2,201,000	463,069
Investment securities available for sale	42,618,511	26,952,269	36,202,370
Loans, net	246,481,357	153,344,159	189,059,926
Federal Reserve Bank stock	309,000	309,000	309,000
Federal Home Loan Bank stock	1,336,400	825,000	1,070,200
Premises and equipment, net	5,118,058	4,393,569	4,681,812
Cash value life insurance	3,240,520	3,153,760	3,230,950
Other assets	2,680,283	1,877,037	2,249,842

Total assets	$317,289,897	$197,221,917	$242,091,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$30,108,671	$32,353,558	$32,540,139
Interest bearing deposits	218,839,604	127,195,540	170,628,819

Total deposits	248,948,275	159,549,098	203,168,958
Advances from Federal Home Loan Bank	19,000,000	16,500,000	16,500,000
Junior subordinated debentures	10,310,000	5,155,000	5,155,000
Other liabilities	1,264,036	809,760	934,425

Total liabilities	279,522,311	182,013,858	225,758,383

SHAREHOLDERS' EQUITY:
Common stock, $1 par value; 10,000,000 shares
authorized; shares issued and outstanding - 3,168,458 at
June 30, 2005, 2,013,008 at June 30, 2004, and 2,013,508
at December 31, 2004	3,168,458	2,013,008	2,013,508
Paid-in capital	30,355,287	11,332,816	11,335,982
Retained earnings	4,299,040	2,356,553	3,153,939
Accumulated other comprehensive income (loss)	(55,199)	(494,318)	(170,467)

Total shareholders' equity	37,767,586	15,208,059	16,332,962

Total liabilities and shareholders' equity	$317,289,897	$197,221,917	$242,091,345

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
INTEREST INCOME
Interest and fees on loans	$7,965,420	$4,595,944	$4,329,777	$2,373,367
Investment securities	840,818	386,430	447,096	233,021
Fed funds sold & short term investments	73,290	29,499	43,091	13,357

Total interest income	8,879,528	5,011,873	4,819,964	2,619,745

INTEREST EXPENSE
Deposits	2,442,335	1,143,362	1,362,078	566,953
Advances from the FHLB and federal funds purchased	275,201	182,281	150,336	98,021
Junior subordinated debentures	209,513	19,436	140,500	19,436

Total interest expense	2,927,049	1,345,079	1,652,914	684,410

Net interest income	5,952,479	3,666,794	3,167,050	1,935,335

PROVISION FOR POSSIBLE LOAN
LOSSES	1,099,000	508,000	599,000	293,000

Net interest income after provision
for possible loan losses	4,853,479	3,158,794	2,568,050	1,642,335

NONINTEREST INCOME
Service fees on deposit accounts	282,269	263,937	141,807	132,847
Gain on sale of loan	14,610		-
Gain (Loss) on sale of investment securities	9,665	(5)	10,195	(2)
Income from cash value life insurance	46,899	80,772	21,561	40,384
Mortgage loan referral fees	106,317	59,550	66,497	26,884
Other income	95,387	70,298	51,907	46,669

Total noninterest income	555,147	474,552	291,967	246,782

NONINTEREST EXPENSES
Salaries and wages	1,652,258	1,169,128	858,092	614,278
Employee benefits	324,962	237,469	153,456	114,750
Supplies and printing	49,522	36,573	23,206	18,044
Advertising and public relations	136,945	116,064	63,974	66,576
Legal and Professional fees	148,770	92,933	76,062	49,489
Depreciation and amortization	259,375	217,123	132,891	108,870
Occupancy	361,866	210,608	178,051	103,262
Data processing fees	220,211	168,094	110,523	84,083
Other operating expenses	460,686	364,799	230,701	197,543

Total noninterest expenses	3,614,595	2,612,791	1,826,956	1,356,895

Income before income taxes	1,794,031	1,020,555	1,033,061	532,222

INCOME TAX EXPENSE	648,930	382,323	369,810	201,641

Net income	$1,145,101	$638,232	$663,251	$330,581

BASIC NET INCOME PER COMMON
SHARE	$.54	$.32	$.30	$.16
DILUTED NET INCOME PER COMMON
SHARE	$.52	$.31	$.29	$.16
Weighted average common shares outstanding:
Basic	2,124,110	2,013,008	2,232,623	2,013,008
Diluted	2,211,943	2,076,307	2,319,553	2,076,307

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income
(Unaudited)
(In thousands)

Asset Quality Ratios and Other Data	June 30, 2005	June 30, 2004	December 31,
			2004

Total nonperforming loans	$533	$496	$77

Allowance for loan losses	3,434	2,087	2,422

Nonperforming loans as a percent of total
loans	0.21%	0.32%	0.04%

Nonperforming assets, past due and
restructured loans to total assets	0.17%	0.25%	0.03%

Net charge-offs to average total loans	0.04%	0.13%	0.43%

Allowance for loan losses to total loans	1.37%	1.34%	1.26%

Allowance for loan losses to
nonperforming loans	644.85%	420.97%	3,145.45%

	For the three months
	Ended June 30,
	2005	2004

Interest rate spread	4.14%	4.06%

Net interest margin	4.51%	4.37%